EXHIBIT 5.6

February 19, 2009
Eldorado Gold Corporation
Suite 1188 — 550 Burrard Street
Vancouver, B.C. V6C 2B5
United States Securities and Exchange Commission
Ladies and Gentlemen
Subject         Registration Statement on Form F-10
Andy Nichols
800 — 555 West Hastings
Vancouver, B.C. V6B
I hereby consent to the incorporation by reference in this Registration Statement on Form F-10, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, of the description of the report titled Efemçukuru Project, Turkey, Technical Report on the Efemçukuru Project for Eldorado Gold Corporation, August 2007, with an effective date of August 1, 2007 (the “Technical Report”) and of extracts from or a summary of the Technical Reports in written disclosure filed by Eldorado Gold Corporation.

Sincerely,
/s/ Andy Nichols
Andy Nichols, P. Eng.

555 West Hastings Street, Suite 800 Vancouver, British Columbia V6B 1M1 Canada Phone: 604-408-3788 Fax: 604-408-3722 E-mail: vancouver@wardrop.com Internet: www.wardrop.com	A Nichols